UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2016

MobileIron, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36471	26-0866846
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

MobileIron, Inc.

415 East Middlefield Road

Mountain View, California 94043

(Address of principal executive offices, including zip code)

(650) 919-8100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On March 10, 2016, MobileIron, Inc. (the “Company” or “we,” “us” or “our”) granted our Chief Executive Officer, Barry Mainz, an option to purchase 51,200 shares of the Company’s Common Stock with an exercise price of $4.06, which was equal to the fair market value of a share of Common Stock on the date of grant (the “Option”). Pursuant to the terms of the Option, 1/4th of the shares under the Option will vest and become exercisable on the first anniversary of March 10, 2016, and1/48th of such shares will vest and become exercisable at the end of each one-month period thereafter, subject to Mr. Mainz’s continued service with the Company. The Option is subject to acceleration upon certain events as provided in the employment agreement between Mr. Mainz and the Company (the “Employment Agreement”), which was previously filed by the Company on Form 8-K on January 6, 2016. Additionally, the Option is subject to the terms of the Company’s 2014 Equity Incentive Plan and form of option agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MobileIron, Inc.

Dated: March 14, 2016
	By:	/s/ Laurel Finch
Laurel Finch
Vice President, General Counsel, Chief Compliance Officer and Secretary